Exhibit 10.1

Summary of Executive Officer Compensation

Annual base salaries for the Company’s named executive officers for the 2006 fiscal year are as follows:

Jack R. Ingram, Chairman and Chief Executive Officer, $120,000

Greg D. Forrest, President and Chief Operating Officer, $165,000

Robert B. Wagner, Chief Financial Officer, $110,000

Larry D. Patterson, Executive Director of Operations, $138,000